UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 15, 2004

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(412) 553-5700

NONE

(Former name or former address, if changed since last report)

Item 12.         Results of Operations and Financial Condition.

Today, Equitable Resources, Inc. (“Equitable”) issued a press release announcing its second quarter 2004 earnings.  A copy of Equitable’s press release is attached hereto and furnished as Exhibit 99 and is incorporated in this report by reference.

The information in this Form 8-K and in Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Equitable provides certain segment related non-GAAP financial information as additional information for its operating results as well as non-GAAP earnings guidance in the press release. Equitable’s management believes that the presentation of non-GAAP segment information provides useful information to management and investors regarding the financial condition, operations and trends of each of Equitable’s segments without being obscured by the financial condition, operations and trends for the other segments or by the effects of corporate allocations of interest and income taxes. In addition, management uses these measures for budget planning purposes.  In addition, because Equitable’s 2004 earnings have been significantly impacted by several specific events Equitable’s management believes that the presentation of non-GAAP earnings guidance will allow investors to better understand the Company’s performance, including comparisons to prior and future periods, by focusing on results excluding the impact of the unusual events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ David L. Porges
David L. Porges
Executive Vice President and
Chief Financial Officer

July 15, 2004

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release dated July 15, 2004 issued by Equitable Resources, Inc.